UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.  __)

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Fauquier Bankshares, Inc.

(Name of Registrant as Specified In Its Charter)

David M. van Roijen
C. Hunton Tiffany
Peter P. van Roijen
Susanne M. Tiffany
William E. Sudduth
Richard C. Stoker

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Fauquier Bankshares, Inc. Shareholders
for the Election of David M. van Roijen and C. Hunton Tiffany

April 7, 2009

Re:           Nomination of David M. van Roijen and C. Hunton Tiffany for Director

Dear Fellow Shareholders of Fauquier Bankshares, Inc.:

We are longtime shareholders of Fauquier Bankshares, Inc. who beneficially own approximately 7.3% of our company's common stock.

We have become increasingly concerned with the financial performance and governance of our company.  We believe that management and the current board of directors have ignored express concerns from certain of us over the past several years, and also believe our company is not fulfilling its true potential.

As a result of our concerns, we have agreed to support the election of David M. van Roijen and C. Hunton Tiffany as directors at the company's annual meeting scheduled for May 19, 2009.  In accordance with our company's bylaws, a notice of intention to nominate Mr. van Roijen and Mr. Tiffany has been provided to the company, and they will run against two of the company's nominees at the annual meeting.

We urge you not to make a decision regarding the annual meeting until you have a chance to review our proxy statement.

Collectively, Mr. van Roijen and Mr. Tiffany beneficially own approximately 4.4% of the company's common stock.  Additional biographical information regarding these two nominees can be found on the attached Annex A.

We are not seeking control of the board of directors at the annual meeting. However, we hope that this election contest sends a strong message to the incumbent directors and management that shareholders are not satisfied with our company’s operating performance and management.  We are committed to making positive changes, and working hard to ensure your board consistently adheres to the best interests of shareholders in all its endeavors.

In addition to supporting alternative candidates for director, we will oppose the company's proposal to approve an amendment to the company’s articles of incorporation to authorize 2,000,000 shares of blank check preferred stock.  As disclosed by management in its proxy statement, approval of this proposal will provide a potential means to oppose a takeover or similar business transaction that might otherwise be in the interests of shareholders.  For this reason, along with the potential for dilution of common shares, we believe this proposal should be opposed by shareholders.

Over the next several weeks we will communicate further with you regarding our support of Messrs. van Roijen and Tiffany and our opposition to the blank check preferred stock proposal.  Most importantly, we will provide you with our proxy materials which will tell you, among other things, how to vote for Messrs. van Roijen and Tiffany.

We look forward to working hard to serve your interests and improve our company.

Sincerely,

David M. van Roijen
C. Hunton Tiffany
Peter P. van Roijen
Susanne M. Tiffany
Richard C. Stoker
William E. Sudduth

THIS COMMUNICATION IS NOT A SOLICITATION OF A PROXY WHICH MAY BE DONE ONLY PURSUANT TO A DEFINITIVE PROXY STATEMENT. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY DAVID M. VAN ROIJEN, C. HUNTON TIFFANY, PETER P. VAN ROIJEN, SUSANNE M. TIFFANY, RICHARD C. STOKER AND WILLIAM E. SUDDUTH (COLLECTIVELY, THE "PARTICIPANTS") FOR USE AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS OF FAUQUIER BANKSHARES, INC. WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF FAUQUIER BANKSHARES, INC., AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, COPIES OF THE PROXY STATEMENT AND OTHER DOCUMENTS WILL BE PROVIDED WITHOUT CHARGE UPON REQUEST. REQUEST FOR COPIES SHOULD BE DIRECTED TO D.F. KING & CO., INC. 48 WALL STREET, NEW YORK, NY 10005, TEL: (212) 269-5550 OR (800) 967-4607, EMAIL: fauquier@dfking.com.

INFORMATION REGARDING THE PARTICIPANTS, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, WILL BE CONTAINED IN THEIR DEFINITIVE PROXY STATEMENT.  AS OF MARCH 13, 2009, THE PARTICIPANTS MAY BE DEEMED TO BENEFICIALLY OWN 261,119 SHARES OF COMMON STOCK OF FAUQUIER BANKSHARES, INC. AS FOLLOWS: 41,800 SHARES BENEFICIALLY OWNED BY DAVID M. VAN ROIJEN, 116,237 SHARES BENEFICIALLY OWNED BY C. HUNTON TIFFANY, 31,200 SHARES BENEFICIALLY OWNED BY PETER P. VAN ROIJEN, 31,142 SHARES BENEFICIALLY OWNED BY SUANNE M. TIFFANY, 50,000 SHARES BENEFICIALLY OWNED BY RICHARD C. STOKER AND 3,540 SHARES BENEFICIALLY OWNED BY WILLIAM E. SUDDUTH.  DAVID M. VAN ROIJEN AND PETER P. VAN ROIJEN SHARE VOTING POWER WITH RESPECT TO 12,800 SHARES DEEMED BENEFICIALLY HELD BY EACH OF THEM.

For additional information, please contact:

D.F. King & Co., Inc.
48 Wall Street, New York, NY 10005
Banks and brokers call collect: (212) 493-6920
All others call toll free: (800) 967-4607

Annex A
Biographies of Nominees for Director

David M. van Roijen, 54, is a business owner and executive in the timber, cattle and grain farming industry.  From 1981 to the present he has been the President of St. Leonard's Farm, Inc., a significant cattle and grain farming operation.  From 1982 to the present he has also been the owner of Crest Orchard in Virginia.  In addition to his primary activities, he is active in the Albermarle County, Virginia local government and with non-profit organizations.  He has been a shareholder of Fauquier Bankshares, Inc. since 1981.

C. Hunton Tiffany, 69, was a director of Fauquier Bankshares, Inc. between 1984 and 2007, Chairman between March 1996 and 2007 and Chief Executive Officer from 1984 through May 2004. He also served as President of Fauquier Bankshares from 1984 through June 2003, Executive Vice President from 1974 to 1982, and served in various other capacities with the company and The Fauquier Bank from his initial hiring in 1965. Currently, Mr. Tiffany is a director of Fauquier Health System, where he served as Chairman from 2006 until 2008, and served as Chairman of the Board of Trustees of Fauquier Hospital from 2004 to 2006.  He is also active in the community, being involved with several non-profit organizations.  He has been a shareholder of Fauquier Bankshares since 1965.